UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 26, 2016

Commission File #: 000-55130

DOMAIN MEDIA CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

Not applicable

(IRS Employer Identification Number)

4960 S. Gilbert Rd., Suite 1-477

Chandler, Arizona 85249

(Address of principal US executive offices)

 Tel: (480) 499-4269

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of

Principal Officers

Ohlson Appointment

On January 26, 2016, Domain Media Corp., a Nevada corporation (the “Company”), appointed Kurt Ohlson as a member of the Board of Directors (the “Board”) and its new Executive Vice President.

 Mr. Ohlson has a track record spanning 25 years in executive leadership and business development roles. As Vice President of ING (NYSE: ING) during 1997 – 2009 in its Wholesale Division, Kurt was responsible for producing over $1.4 billion in lifetime sales and established several company-wide records that still stand today. Subsequent to ING, Mr. Ohlson was the Director of Distribution and Partner with Incline Funds. During 2011 – 2015, Kurt was a senior executive, and held business development and director roles with Internet marketing companies such as Marketing 3.0, White Hat Digital Marketing, and Axcelerate Worldwide. Mr. Ohlson’s experience and background is based upon the principals of building relationships and value added business development where he has led many teams over the years to help companies expand their existing markets while also establishing new markets to drive corporate growth.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Ohlson.

Related Party Transactions

There are no related party transactions with respect to Mr. Ohlson reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Compensatory Arrangements

The Company has agreed to pay Mr. Ohlson as follows: For the position as a member of the Board of Directors, Mr. Ohlson shall receive 150,000 restricted shares, payable quarterly in advance, with each issuance vesting over the quarterly period they cover. Mr. Ohlson’s compensation for his role as Executive Vice President and Director of Business Development includes a $150,000 annual salary, paid as $110,000 in cash and $40,000 paid quarterly in advance. Sales commission compensation has been granted which includes 25% of sales he generates below a monthly revenue benchmark of $50,000 in sales per month he originates, and 30% for sales above $50,000 per month. In addition, monthly recurring revenue commissions of 20% and 25% shall be paid for sale below, or above the $50,000 monthly revenue benchmark, respectively. The Annual Salary shall be deferred and accrued until such time that the Company raises a minimum of $350,000 in capital, or the revenue that is produced allows for the payment of the Annual Salary. When the Company establishes and provides an employee benefits program, and an employee stock ownership program, Mr. Ohlson shall participate on both programs, based upon the plan designs and their respective parameters.

Bonghi Resignation

On January 26, 2016, Jonathan Bonghi submitted his resignation as a member of the Board of the Company and as the Company’s Chief Executive Officer and Chief Financial Officer.    Mr. Bonghi did not hold any positions on any committees of the Board at the time of his resignation.  The resignation was not the result of any disagreements with the Company.  A copy of Mr. Bonghi’s resignation letter is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01

Financial Statements and Exhibits

99.1

Resignation Letter of Mr. Bonghi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMAIN MEDIA CORP.

Date: February 1, 2016	By:	/s/ Chris J. Kern
Chris J. Kern
Chief Executive Officer